EXHIBIT 99.1

UNAUDITED RECONCILIATION OF FINANCIAL DATA

    The following tables present the historical unaudited financial information for the Apollo Operating Group as of and for the three months ended March 31, 2021. The Apollo Operating Group does not report audited or unaudited financial information on a stand-alone basis. Accordingly, the financial data presented herein for the Apollo Operating Group has been reconciled to Apollo Global Management, Inc.’s financial statements for the relevant periods.

	As of March 31, 2021
	Total Apollo Operating Group Consolidated	Consolidated Funds & VIEs	Other (1)	Total Apollo Global Management, Inc. Consolidated
Statement of Financial Data	(dollars in thousands)
Assets:
Cash and cash equivalents	$1,716,487	$1,129	$380	$1,717,996
Restricted cash and cash equivalents	17,691	690,023	—	707,714
U.S. Treasury securities, at fair value	—	817,128	—	817,128
Investments (includes performance allocations of $2,656,056 as of March 31, 2021)	6,937,477	409	(237,069)	6,700,817
Assets of consolidated variable interest entities:
Cash and cash equivalents	—	1,007,886	—	1,007,886
Investments, at fair value	—	15,160,687	(574,381)	14,586,306
Other assets	—	183,806	(966)	182,840
Incentive fees receivable	3,854	—	—	3,854
Due from related parties	640,205	(2,964)	(202,532)	434,709
Deferred tax assets, net	3,074	—	377,918	380,992
Other assets	446,718	2,472	10,821	460,011
Lease assets	292,927	—	—	292,927
Goodwill	117,553	—	(595)	116,958
Total Assets	$10,175,986	$17,860,576	$(626,424)	$27,410,138

Liabilities, Redeemable non-controlling interests and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$124,749	$2,373	$3,569	$130,691
Accrued compensation and benefits	96,251	—	—	96,251
Deferred revenue	126,032	—	—	126,032
Due to related parties	168,896	3,800	347,261	519,957
Profit sharing payable	1,338,651	—	—	1,338,651
Debt	3,152,750	—	—	3,152,750
Liabilities of consolidated variable interest entities:
Debt, at fair value	—	9,207,474	(362,067)	8,845,407
Notes payable	—	2,532,877	(101,356)	2,431,521
Other liabilities	—	1,129,189	(53,853)	1,075,336
Due to related parties	—	32,898	(32,898)	—
Other liabilities	335,088	122,627	3,286	461,001
Lease liabilities	333,670	—	—	333,670
Total Liabilities	5,676,087	13,031,238	(196,058)	18,511,267
Redeemable non-controlling interests:
Redeemable non-controlling interests	—	1,394,703	6,027	1,400,730
Stockholders’ Equity:
Apollo Global Management, Inc. stockholders' equity:
Series A Preferred Stock, 11,000,000 shares issued and outstanding as of March 31, 2021	264,398	—	—	264,398
Series B Preferred Stock, 12,000,000 shares issued and outstanding as of March 31, 2021	289,815	—	—	289,815
Additional paid in capital	—	(41,353)	949,548	908,195
Retained earnings (accumulated deficit)	1,496,892	364,255	(1,383,804)	477,343
Accumulated other comprehensive income (loss)	(2,588)	2,139	(2,137)	(2,586)
Total Apollo Global Management, Inc. Stockholders’ equity	2,048,517	325,041	(436,393)	1,937,165
Non-Controlling Interests in consolidated entities	5,211	3,109,594	—	3,114,805
Non-Controlling Interests in Apollo Operating Group	2,446,171	—	—	2,446,171
Total Stockholders’ Equity	4,499,899	3,434,635	(436,393)	7,498,141
Total Liabilities, Redeemable non-controlling interests and Stockholders’ Equity	$10,175,986	$17,860,576	$(626,424)	$27,410,138

(1)    Includes eliminations for VIE and fund consolidation and entities not included in the Apollo Operating Group.

	For the Three Months Ended March 31, 2021
	Total Apollo Operating Group Consolidated	Consolidated Funds & VIEs	Other (1)	Total Apollo Global Management, Inc. Consolidated
Statement of Operating Data	(dollars in thousands)
Revenues:
Management fees	$475,179	$—	$(17,994)	$457,185
Advisory and transaction fees, net	59,109	—	(2,761)	56,348
Investment income (loss):
Performance allocations	1,405,591	—	(10,244)	1,395,347
Principal investment income (loss)	394,067	—	(12,101)	381,966
Total investment income (loss)	1,799,658	—	(22,345)	1,777,313
Incentive fees	3,854	—	—	3,854
Total Revenues	2,337,800	—	(43,100)	2,294,700

Expenses:
Compensation and benefits:
Salary, bonus and benefits	174,630	—	—	174,630
Equity-based compensation	56,448	—	—	56,448
Profit sharing expense	655,480	—	—	655,480
Total compensation and benefits	886,558	—	—	886,558
Interest expense	34,792	—	7	34,799
General, administrative and other	93,505	6,335	10	99,850
Placement fees	537	—	—	537
Total Expenses	1,015,392	6,335	17	1,021,744

Other Income (Loss):
Net gains (losses) from investment activities	355,148	(1,532)	(465)	353,151
Net gains from investment activities of consolidated variable interest entities	—	84,108	28,486	112,594
Interest income (loss)	964	172	(338)	798
Other income (loss), net	(16,664)	(124)	(962)	(17,750)
Total Other Income	339,448	82,624	26,721	448,793
Income (loss) before income tax provision	1,661,856	76,289	(16,396)	1,721,749
Income tax provision	(5,754)	—	(197,492)	(203,246)
Net Income (Loss)	1,656,102	76,289	(213,888)	1,518,503
Net income attributable to Non-controlling Interests	(770,314)	(69,299)	—	(839,613)
Net Income (Loss) Attributable to Apollo Global Management, Inc.	885,788	6,990	(213,888)	678,890
Series A Preferred Stock Dividends	(4,383)	—	—	(4,383)
Series B Preferred Stock Dividends	(4,781)	—	—	(4,781)
Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders	$876,624	$6,990	$(213,888)	$669,726

(1)    Includes eliminations for VIE and fund consolidation and entities not included in the Apollo Operating Group.